SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2003

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure (Information provided under Item 12 – Disclosure of Results of Operations and Financial Condition)
EXHIBIT INDEX
EXHIBIT 99.1

Item 7.   Financial Statements and Exhibits

Exhibit 99.1 LSI Logic Corporation News Release issued July 23, 2003.

Item 9.   Regulation FD Disclosure (Information provided under Item 12 – Disclosure of Results of Operations and Financial Condition)

On July 23, 2003, LSI Logic Corporation (“LSI Logic” or the “Company”) will issue a news release and hold a conference call regarding its financial results for the fiscal quarter ended June 30, 2003. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

LSI Logic will make forward-looking statements regarding 2003 during the conference call and will make reference to non-GAAP financial information in both the news release and the conference call.

LSI Logic management believes that the results of operations excluding special items presented herein for each of the three and six months ending June 30, 2003, and 2002, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations and other items, net, are examples of charges that are not directly related to the Company’s ongoing business. Charges for acquired in-process research and development and amortization of non-cash deferred stock compensation and intangibles are examples of items stemming from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three and six months ended June 30, 2003, and 2002, refer to the tables furnished in the news release as Exhibit 99.1.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION
A Delaware Corporation

Dated: July 23, 2003	By:	/s/ David G. Pursel

David G. Pursel
Vice-President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of News Release dated July 23, 2003